 Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Richard Glickman, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Aspreva Pharmaceuticals Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 15, 2006	/s/Richard M. Glickman
Richard M. Glickman
Chairman and Chief Executive Officer
(Principal Executive Officer)